Exhibit 99.3

Michael Narikawa

EACO Corporation

(714) 876-2490	August 22, 2022

EACO CORPORATION REPORTS RECORD QUARTERLY NET SALES AND RECORD 3rd QUARTER NET INCOME

ANAHEIM, CALIFORNIA – EACO Corporation (OTCMKTS:EACO) today reported the results for its quarter ended May 31, 2022.

Net sales, net income and earnings per share were as follows for the three months ended May 31, 2022 (dollars in thousands, except per share information):

	Three Months Ended May 31,
	2022	2021	% Change
	(unaudited)	(unaudited)
Net sales	$77,797	$62,676	24.1%

Net income	$5,330	$3,080	73.1%

Basic and diluted earnings per common share	$1.09	$0.63	73.0%

The Company had 340 sales employees at May 31, 2022, a decrease of 9 (2.6%) from the prior year quarter. The Company’s sales force is divided into Sales focus teams (SFT’s). The Company had 103 SFT’s as of May 31, 2022 the same from the prior year quarter. Management anticipates continued growth in both our headcount and SFT’s in fiscal year 2022. The Company believes it continues to gain market share through its local presence business model.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Any statements set forth in this news release that are not entirely historical and factual in nature, including without limitation, statements related to our headcount expansion and future growth are forward-looking statements. These forward-looking statements are based on our current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, our ability to hire and retain additional qualified employees, our ability to open additional sales offices, and to gain market acceptance for our products, the pricing and availability of our products, the success of our sales and marketing programs, the impact of products offered by our competitors from time to time, and the impact of the Covid-19 pandemic. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in EACO’s most recent Form 10-K and all subsequent Form 10-Q reports filed by us with the SEC. The forward-looking statements included in this release speak only as of the date hereof, and EACO does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

EACO Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share information)

(unaudited)

	May 31,	August 31,
	2022	2021*
ASSETS
Current Assets:
Cash and cash equivalents	$5,427	$4,455
Restricted cash	10	10
Trade accounts receivable, net	42,718	33,929
Inventory, net	47,493	40,448
Marketable securities, trading	4,835	3,741
Prepaid expenses and other current assets	7,500	6,780
Total current assets	107,983	89,363
Non-current Assets:
Property, equipment and leasehold improvements, net	7,974	8,269
Operating lease right-of-use assets	10,668	11,084
Other assets, net	1,411	1,669
Total assets	$128,036	$110,385
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$19,316	$16,413
Accrued expenses and other current liabilities	11,194	10,964
Current portion of operating lease liabilities	3,233	3,096
Current portion of long-term debt	119	113
Total current liabilities	33,862	30,586
Non-current Liabilities:
Long-term debt	4,492	4,585
Operating lease liabilities	7,592	8,092
Total liabilities	45,946	43,263
Commitments and Contingencies
Shareholders’ Equity:
Convertible preferred stock, $0.01 par value per share; 10,000,000 shares authorized; 36,000 shares outstanding (liquidation value $900)	1	1
Common stock, $0.01 par value per share; 8,000,000 shares authorized; 4,861,590 shares outstanding	49	49
Additional paid-in capital	12,378	12,378
Accumulated other comprehensive income	282	780
Retained earnings	69,380	53,914
Total shareholders’ equity	82,090	67,122
Total liabilities and shareholders’ equity	$128,036	$110,385

* Derived from the Company’s audited financial statements included in its Form 10-K for the year ended August 31, 2021 filed with the U.S. Securities and Exchange Commission on July 6, 2022.

EACO Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except for share and per share information)

(unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2022	2021	2022	2021
Net sales	$77,797	$62,676	$208,206	$171,830
Cost of sales	56,207	45,826	150,313	125,504
Gross margin	21,590	16,850	57,893	46,326
Operating expenses:
Selling, general and administrative expenses	14,547	12,800	36,881	38,021
Income from operations	7,043	4,050	21,012	8,305

Other income (expense):
Net gain (loss) on trading securities	213	196	135	(863)
Interest and other (expense)	(48)	(45)	(153)	(174)
Other income (expense), net	165	151	(18)	(1,037)
Income before income taxes	7,208	4,201	20,994	7,268
Provision for income taxes	1,878	1,121	5,471	1,943
Net income	5,330	3,080	15,523	5,325
Cumulative preferred stock dividend	(19)	(19)	(57)	(57)
Net income attributable to common shareholders	$5,311	$3,061	$15,466	$5,268
Basic and diluted earnings per share:	$1.09	$0.63	$3.18	$1.08
Basic and diluted weighted average common shares outstanding	4,861,590	4,861,590	4,861,590	4,861,590
Diluted weighted average common shares outstanding	4,901,590	4,901,590	4,901,590	4,901,590

EACO Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended May 31,
	2022	2021
Operating activities:
Net income	$15,523	$5,325
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,122	1,136
Bad debt expense	54	62
Loss on sale of real property	–	–
Net unrealized (gain) loss on trading securities	(135)	863
Increase (decrease) in cash from changes in:
Trade accounts receivable	(8,843)	(3,239)
Inventory	(7,045)	(861)
Prepaid expenses and other assets	(462)	1,568
Operating lease right-of-use assets	416	1,400
Trade accounts payable	3,959	2,895
Accrued expenses and other current liabilities	230	(1,291)
Operating lease liabilities	(363)	(1,454)
Net cash provided by operating activities	4,456	6,404
Investing activities:
Purchase of property, equipment, and leasehold improvements	(827)	(757)
Net (purchases) sales of marketable securities, trading	(959)	(4,419)
Net change in liabilities for short sales of trading securities	–	(2,916)
Net cash (used in) investing activities	(1,786)	(8,092)
Financing activities:
Payments on revolving credit facility, net	–	(5,100)
Borrowings on construction loan	–	–
Repayments on long-term debt	(87)	(82)
Preferred stock dividend	(57)	(57)
Net change in bank overdraft	(1,056)	144
Net cash (used in) financing activities	(1,200)	(5,095)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(498)	223
Net increase (decrease) in cash, cash equivalents, and restricted cash	972	(6,560)
Cash, cash equivalents, and restricted cash - beginning of period	4,465	8,995
Cash, cash equivalents, and restricted cash - end of period	$5,437	$2,435
Supplemental disclosures of cash flow information:
Cash paid for interest	$153	$172
Cash paid for income taxes	$3,979	$2,509